Exhibit 99.1

FINANCIAL NEWS
Sanmina Reports Second Quarter Fiscal 2026 Financial Results
Board of Directors Authorize $600 Million Share Repurchase Program
San Jose, CA – April 27, 2026. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the second quarter ended March 28, 2026 and outlook for its third fiscal quarter ending June 27, 2026.

Second Quarter Fiscal 2026 Financial Highlights •Revenue: $4.01 billion •GAAP operating margin: 3.9% •GAAP diluted EPS: $1.70 •Non-GAAP(1) operating margin: 6.4% •Non-GAAP(1) diluted EPS: $3.16
Additional Highlights •Cash flow from operations: $399 million •Free cash flow(2): $342 million •Share repurchases: 1.1 million shares for $160 million •Ending cash and cash equivalents: $1.58 billion
(1)See Schedule 1 below for information regarding the items excluded from and our use of non-GAAP financial measures. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.
(2)Free cash flow is defined as net cash provided by operating activity adjusted for net purchases of property and equipment. See Condensed Consolidated Cash Flow Statement included in the financial statements furnished with this release.
“We delivered great results for the second quarter. Revenue, non-GAAP operating margin and non-GAAP diluted EPS all exceeded our outlook,” stated Jure Sola, Chairman and CEO of Sanmina Corporation. “ZT Systems revenue significantly exceeded our expectations, driven by strong execution and customer demand, resulting in new accelerated compute shipments previously expected in the second half of the year to shift into the second quarter. In addition, core Sanmina grew 7.3% year-over-year, in line with expectations.”
“Based on our results for the first half of the year and our outlook for the third quarter, we expect to deliver revenue in the range of $13.7 to $14.3 billion for fiscal 2026, and we see strong growth potential ahead. We remain focused on profitable growth, margin expansion, cash generation and shareholder value creation,” Sola concluded.
Third Quarter Fiscal 2026 Outlook
•Revenue between $3.2 billion to $3.5 billion
•Non-GAAP operating margin between 6.4% to 6.9%*
•Non-GAAP diluted earnings per share between $2.55 to $2.85*

Fiscal Year 2026 Outlook
•Revenue between $13.7 billion to $14.3 billion
•Non-GAAP operating margin between 6.3% to 6.6%*
•Non-GAAP diluted earnings per share between $10.75 to $11.35*
*This is a forward-looking non-GAAP financial measure that cannot be reconciled to its equivalent GAAP financial measure without unreasonable effort.
Board of Directors Authorize Share Repurchase Program
Sanmina's Board of Directors has authorized the repurchase of up to $600 million of Sanmina's common stock. The stock repurchase program has no expiration date. The Company exhausted its prior repurchase program as of March 28, 2026.
“Our Board’s new share repurchase authorization reflects our strong balance sheet and free cash flow generation. This gives us the capacity to continue returning capital to shareholders while investing in the business and maintaining our leverage within our target range, consistent with our capital allocation framework," stated Jon Faust, Executive Vice President and Chief Financial Officer of Sanmina.
Safe Harbor Statement
The statements above relating to our financial outlook for the third quarter fiscal 2026 and fiscal year 2026 constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including the risk that the integration of and expected benefits from the ZT Systems acquisition may not be realized or may take longer to realize than anticipated; adverse changes in the key markets we target, in particular the cloud and AI infrastructure sectors; the impact of recent or future changes in tariffs and trade policy, which may adversely affect our costs, supply chain, and customer demand; our reliance on a limited number of customers for a substantial portion of our sales; risks arising from our international operations and expansion into new geographic markets; geopolitical uncertainty, including relating to the conflict in the Middle East, and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.
The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.
Company Conference Call Information
Sanmina will hold a conference call to review its financial results for the second quarter and outlook for the third quarter of fiscal 2026 on Monday, April 27, 2026 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 800-836-8184 and international 646-357-8785. The conference call will also be webcast live over the Internet. You can log on to the live webcast at Q2'26 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 888-660-6345 and international 646-517-4150, access code is 18902#.
About Sanmina
Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial and energy, medical, defense and aerospace, automotive and transportation, communications networks, and cloud and AI infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.
Sanmina Contact
Paige Melching
SVP, Investor Communications
408-964-3610

Sanmina Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
(Unaudited)

	March 28, 2026	September 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,575,517	$926,267
Accounts receivable, net	2,229,744	1,400,129
Contract assets	473,144	425,944
Inventories	3,026,666	1,988,462
Prepaid expenses and other current assets	306,365	124,656
Total current assets	7,611,436	4,865,458
Property, plant and equipment, net	993,331	682,354
Deferred income tax assets	326,415	171,218
Goodwill	358,783	30,386
Other assets	379,124	108,757
Total assets	$9,669,089	$5,858,173
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,508,961	$1,578,895
Accrued liabilities	312,473	179,605
Deferred revenue and customer advances	1,231,292	878,474
Accrued payroll and related benefits	217,330	167,541
Short-term debt, including current portion of long-term debt	172,000	17,500
Total current liabilities	4,442,056	2,822,015
Long-term liabilities:
Long-term debt	1,999,762	282,974
Other liabilities	615,462	214,021
Total long-term liabilities	2,615,224	496,995

Stockholders' equity	2,611,809	2,539,163
Total liabilities and stockholders' equity	$9,669,089	$5,858,173

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025

Net sales	$4,013,271	$1,984,080	$7,202,964	$3,990,428
Cost of sales	3,659,480	1,807,845	6,606,811	3,646,278
Gross profit	353,791	176,235	596,153	344,150

Operating expenses:
Selling, general and administrative	113,549	76,313	228,435	147,158
Research and development	7,991	7,316	16,649	14,340
Acquisition, integration and others	72,584	—	115,947	—
Amortization of intangibles	1,865	—	3,052	—
Restructuring	794	990	1,464	2,426
Total operating expenses	196,783	84,619	365,547	163,924

Operating income	157,008	91,616	230,606	180,226

Interest income	8,433	3,723	16,491	7,119
Interest expense	(32,138)	(4,979)	(56,860)	(9,980)
Other income (expense), net	(2,165)	(1,955)	2,483	(2,684)
Interest and other, net	(25,870)	(3,211)	(37,886)	(5,545)

Income before income taxes	131,138	88,405	192,720	174,681
Provision for income taxes	33,323	17,890	43,150	33,282
Net income before noncontrolling interest	97,815	70,515	149,570	141,399
Less: Net income attributable to noncontrolling interest	4,169	6,307	6,638	12,188
Net income attributable to common shareholders	$93,646	$64,208	$142,932	$129,211

Net income attributable to common shareholders per share:
Basic	$1.72	$1.18	$2.63	$2.38
Diluted	$1.70	$1.16	$2.58	$2.32

Weighted-average shares used in computing per share amounts:
Basic	54,331	54,405	54,245	54,304
Diluted	55,108	55,511	55,313	55,681

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)
		Three Months Ended
		March 28, 2026	December 27, 2025	March 29, 2025

GAAP Operating income		$157,008	$73,598	$91,616
	GAAP Operating margin	3.9%	2.3%	4.6%
Adjustments:
	Stock compensation expense (1)	24,066	23,620	15,790
	Amortization of inventory fair value adjustment (2)	—	49,000	—
	Amortization of intangible assets (3)	2,332	1,720	—
	Acquisition, integration and others (4)	72,584	43,363	2,091
	Distressed customer charges (5)	—	—	159
	Restructuring	794	670	990
Non-GAAP Operating income		$256,784	$191,971	$110,646
	Non-GAAP Operating margin	6.4%	6.0%	5.6%

GAAP Net income attributable to common shareholders		$93,646	$49,286	$64,208
Adjustments:
	Operating income adjustments (see above)	99,776	118,373	19,030
	Legal (6)	—	(3,745)	—
	Gain on sale of investment (7)	—	(4,710)	—
	Loss on debt extinguishment	—	1,345	—
	Adjustments for taxes (8)	(19,497)	(28,199)	(5,201)
Non-GAAP Net income attributable to common shareholders		$173,925	$132,350	$78,037

GAAP Net income attributable to common shareholders per share:
	Basic	$1.72	$0.91	$1.18
	Diluted	$1.70	$0.89	$1.16
Non-GAAP Net income attributable to common shareholders per share:
	Basic	$3.20	$2.44	$1.43
	Diluted	$3.16	$2.38	$1.41
Weighted-average shares used in computing per share amounts:
	Basic	54,331	54,160	54,405
	Diluted	55,108	55,519	55,511

(1)	Stock compensation expense
	Cost of sales	$5,535	$5,995	$4,931
	Selling, general and administrative	18,127	17,274	10,580
	Research and development	404	351	279
	Total	$24,066	$23,620	$15,790

(2)	Relates to the amortization of the fair value step up on inventory from the ZT acquisition.

(3)	Relates to amortization of intangible assets acquired from the ZT acquisition.

(4)
Q2'26 results include a $59M fair value adjustment to contingent consideration alongside certain employee compensation and professional services related to the ZT acquisition. Q1'26 figures largely reflect bridge loan facility costs and legal fees in connection with the ZT acquisition.

(5)	Relates to accounts receivable and inventory write-downs or recoveries associated with distressed customers.

(6)	Represents expenses, charges and recoveries associated with certain legal matters.

(7)	Relates to gain on sale of equity interest.

(8)	Adjustments for taxes include the tax effects of the various adjustments we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.

Sanmina Corporation
Condensed Consolidated Cash Flow
(in thousands)
(GAAP)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025

Net income before noncontrolling interest	$97,815	$70,515	$149,570	$141,399
Depreciation and intangibles amortization	47,085	28,208	86,616	60,053
Amortization of inventory fair value adjustment	—	—	49,000	—
Deferred income taxes	49,628	(802)	46,397	4,534
Change in fair value of contingent consideration	59,000	—	59,000	—
Other, net	25,007	14,723	46,032	30,541
Net change in net working capital	120,223	44,214	140,871	(15,731)
Cash provided by operating activities	398,758	156,858	577,486	220,796

Purchases of investments	—	(14,340)	—	(14,640)
Proceeds from sales of investments	—	49,309	8,710	49,309
Net purchases of property, plant and equipment	(56,621)	(30,647)	(143,390)	(47,568)
Cash paid for businesses acquisition, net of cash acquired	(1,132)	—	(1,356,933)	—
Cash used in investing activities	(57,753)	4,322	(1,491,613)	(12,899)

Proceeds from long-term debt	—	—	2,200,000	—
Repayment of borrowings	—	(4,375)	(301,875)	(8,750)
Repurchases of common stock	(159,450)	(84,340)	(239,244)	(100,453)
Payments for tax withholding on stock-based compensation	(22,360)	(29,312)	(56,075)	(37,655)
Debt issuance costs	—	—	(28,703)	—
Cash provided by (used in) financing activities	(181,810)	(118,027)	1,574,103	(146,858)

Effect of exchange rate changes	(225)	1,165	(412)	(179)

Net change in cash, cash equivalents and restricted cash equivalents	$158,970	$44,318	$659,564	$60,860

Free cash flow:
Cash provided by operating activities	$398,758	$156,858	$577,486	$220,796
Net purchases of property, plant and equipment	(56,621)	(30,647)	(143,390)	(47,568)
	$342,137	$126,211	$434,096	$173,228

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income and earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition, Integration and Other Expenses, which consist of employee severance, lease termination costs, exit costs, environmental investigation, remediation and related employee costs and other charges primarily related to closing and consolidating manufacturing facilities, and those associated with the acquisition, integration and other expenses of acquired businesses including fair value adjustments related to contingent consideration liability, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges for Goodwill and Other Assets, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, and gains and losses on sales of assets, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates. In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.